Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-239751, 333-228910) and Form S-8 (No. 333-239727, 333-231013, 333-225475, 333-215141, 333-143238) of Vaxart, Inc. of our reports dated February 25, 2021 relating to the consolidated financial statements and the effectiveness of Vaxart, Inc.’s internal control over financial reporting, which reports appear in this Annual Report on Form 10-K.

/s/ OUM & Co. LLP

San Francisco, California
February 25, 2021